SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
                   (Amendment No.        )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:
[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[X ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec. 240.14a-12

                             ROSS STORES, INC.
________________________________________________________________________
             (Name of Registrant as Specified In Its Charter)
________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
       6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ]   $500 per each party to the controversy pursuant to Exchange
       Act Rule 14a-6(i)(3).
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
       and 0-11.

       1) Title of each class of securities to which transaction applies


          __________________________________________________________

       2) Aggregate number of securities to which transaction applies:

          __________________________________________________________

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule
          0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ________________________________________________________

       4) Proposed maximum aggregate value of transaction:

          ________________________________________________________

       5) Total fee paid:

          ________________________________________________________
[  ]      Fee paid previously with preliminary materials.
[  ]      Check box if any part of the fee is offset as provided by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

   __________________________________________________________
2) Form, Schedule or Registration Statement No:

   __________________________________________________________
3) Filing Party:

   __________________________________________________________
4) Date Filed:

   __________________________________________________________





April 24, 1996



Dear Stockholder:

Enclosed with this letter are the proxy materials for the upcoming Annual Meeting. Among the items on the Agenda are proposals to approve amendments to the company's Restricted Stock Plan and Outside Directors Stock Option Plan, along with a proposal requesting approval of the company's Incentive Compensation Plan. On behalf of the Compensation Committee of the Board of Directors, which unanimously recommends a "YES" vote for each of these proposals, I would like to take this opportunity to explain the Committee's compensation philosophy and how these equity and incentive plans fit into our goal of protecting and increasing the value of the stockholders' investment.


COMPENSATION PHILOSOPHY


The  cornerstone  of  our  philosophy is the  alignment  of
the  Board  of Directors'  and  management's  financial
interests  with  those   of   the stockholders.  A meaningful
amount of total compensation for our executives is  at  risk in the form of equity-based grants and the potential for incentive bonuses based on the achievement of certain targets
for  pre-tax earnings.    We  believe  this compensation
structure focuses management's attention on developing and implementing strategies that will positively affect the value of the stock over the long-term. Further, these programs are primarily directed to those employees who can have a meaningful effect on the company's performance.


RECORD 1995 EARNINGS RESULTS


The company's results in 1995 indicate that this strategy is working. During the year, same store sales increased 2% and earnings per share rose almost 40% to $1.73, compared to $1.24 in 1994 before one-time insurance proceeds of about $.25 per share. We are proud of this performance, especially considering that Ross Stores was the only publicly-traded off-price retailer in 1995 to deliver a second consecutive year of both comparable store sales and earnings growth. We believe that our ability to attract -- and more importantly retain -- what we consider to be the best talent available in the off-price industry is the number one reason for our strong financial results in 1995.


RESTRICTED STOCK PLAN


The company's Restricted Stock Plan is an important component of our compensation program that has enabled Ross to attract, motivate and retain those employees, particularly in the merchandising organization, necessary to compete in an  increasingly tough environment for  off-price  apparel
retailers.    A key management focus over the past few years
has been the expansion and strengthening of the company's merchandising staff through the addition of talented merchants at every level of the organization -management,
buyers  and  assistant buyers.   The  proposal  in  the  Proxy
Statement requests stockholder approval to increase this plan's reserve by one million shares.

Ross Stockholder
April 24, 1996
Page 2



OUTSIDE DIRECTORS STOCK OPTION PLAN

The  company has in place an Outside Directors Stock Option
Plan  that,  as part  of the directors compensation program, enables the company to attract and  retain experienced and
qualified individuals to serve on the company's Board  of Directors.
The Plan also serves to align the financial interests of  the  Board
members with those of the  company's  stockholders.   The proposal  in the
Proxy Statement requests stockholder approval to increase this plan's reserve by 50,000 shares.

INCENTIVE COMPENSATION PLAN

The  Incentive Compensation Plan has been in place since 1987.
Its purpose is   to  provide  management  and  certain  key
employees with financial incentives to meet or exceed pre-determined financial goals of the company. Exceeding the profit performance goal -- as the company did in 1995 - results in a larger incentive award. Conversely, failure to achieve profit performance goals will reduce or eliminate the
incentive payments under the Plan.   The Incentive Compensation
Plan as submitted in the enclosed Proxy Statement is intended to qualify payments made thereunder as deductible performance-based compensation in accordance with Section 162(m) of the Internal Revenue Code.

STOCK REPURCHASE PROGRAM

The total proposed increase in the share reserves for the two equity plans discussed above amounts to just over one million shares, or about 4% of total common stock outstanding. Dilution from the equity compensation plans has been offset in recent years by the company's stock repurchase programs. Since 1993, the company has announced stock repurchase programs totaling five million shares, of which approximately 3.4 million shares had been purchased through the end of March 1996.

Because enhancing stockholder value remains a top priority for your Board of Directors and management, we shall continue to evaluate how our dividend and repurchase programs can return value to stockholders.

Please  feel  free  to  call either John Vuko, Senior  Vice
President  and Controller, or Katie Loughnot, Director of
Investor Relations and Assistant Secretary, at 1-510-505-4509, with any questions you may have.

Respectfully,

/s/G. Orban

George P. Orban
Ross Stores, Inc.
Board of Directors Compensation Committee

April 24, 1996


Dear Stockholder:


You are cordially invited to attend the 1996 Ross Stores' Annual Meeting of Stockholders which will be held at 11:00 a.m.
on Thursday, May 30, 1996  at the   corporate  headquarters
located  at  8333  Central  Avenue,  Newark, California.   If
you will need special assistance at the meeting, please contact Ms. Catherine C. Brady, Manager, Legal Affairs, Ross Stores, Inc., 8333 Central Avenue, Newark, CA 94560-3433 at least 10 days before the meeting.

Please complete the enclosed proxy card and return it in the envelope provided for that purpose as soon as possible so that your shares will be represented and voted at the meeting.

Thank you for your commitment to Ross Stores and for your cooperation in returning your proxy without delay.

Sincerely,

ROSS STORES, INC.

/s/Norman A. Ferber

Norman A. Ferber
Chairman of the Board and
Chief Executive Officer




                         PRINTED ON RECYCLED PAPER

                             ROSS STORES, INC.

             Notice of Annual Meeting of Stockholders
                     To Be Held May 30, 1996




To the Stockholders:

Please take notice that the Annual Meeting of the Stockholders of Ross Stores, Inc., a Delaware corporation (the "company"), will be held on Thursday, May 30, 1996 at 11:00 a.m. PDT, at the company's corporate headquarters located at 8333 Central Avenue, Newark, California for the following purposes:

     1. To elect three Class I directors for a three-year term.

     2. To  approve  an  amendment  to the 1988 Restricted
        Stock Plan to increase the share reserve by 1,000,000 shares.

     3. To  approve an amendment to the 1991 Outside Directors
        Stock Option Plan to increase the share reserve by 50,000 shares.

     4. To approve the company's Incentive Compensation Plan.

     5. To  ratify  the  appointment  of  Deloitte  &  Touche
        LLP as the company's independent certified public accountants for the fiscal year ending February 1, 1997.

     6. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders  of  record at the close of business on  April 10,  1996 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual
Meeting will be available for examination by any stockholder for any purpose related to the Annual Meeting during ordinary business hours at the principal office of the company located at 8333 Central Avenue, Newark, California.


By order of the Board of Directors,

Kathleen B. Loughnot, Assistant Secretary


Dated:    April 24, 1996


     IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POST-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                       TABLE OF CONTENTS
                                                                  Page
PROXY SOLICITATION                                                  1

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT         2

INFORMATION REGARDING NOMINEES AND INCUMBENT DIRECTORS              4

COMPENSATION AND OTHER TRANSACTIONS WITH OFFICERS AND
DIRECTORS                                                           7


    Summary Compensation Table                                      7

    Option Grants in Last Fiscal Year                               9

    Aggregated Option Exercises and Year-End Value Table           11

    Compensation Committee Report                                  12

    Stockholder Return Performance Graph                           15

    Compensation of Directors                                      16

    Compensation Committee Interlocks and Insider Participation    16

    Employment Contracts, Termination of Employment and
         Change-In-Control Arrangements                            16

    Certain Transactions                                           18

    Compliance with Section 16(a) of the Exchange Act              18



PROPOSAL 1 - ELECTION OF CLASS I DIRECTORS                         19

PROPOSAL 2 - 1988 RESTRICTED STOCK PLAN
             APPROVAL OF AN AMENDMENT TO INCREASE THE
             SHARE RESERVE BY 1,000,000 SHARES                     19

PROPOSAL 3 - 1991 OUTSIDE DIRECTORS STOCK OPTION PLAN
             APPROVAL OF AN AMENDMENT TO INCREASE THE
             SHARE RESERVE BY 50,000 SHARES                        23

PROPOSAL 4 - APPROVAL OF INCENTIVE COMPENSATION PLAN               25

PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF
             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS              28

PROXY SOLICITATION                                                 28

TRANSACTION OF OTHER BUSINESS                                      28

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING       29

                              PROXY STATEMENT
                     1996 Annual Stockholders Meeting
                             ROSS STORES, INC.
                            8333 Central Avenue
                        Newark, California 94560
                              (510) 505-4400

                            PROXY SOLICITATION



      The accompanying Proxy is solicited by the management of Ross Stores, Inc., a Delaware corporation (the "company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 30, 1996, at 11:00 a.m. PDT, or any adjournment thereof, at which stockholders of record at the close of business on April 10, 1996, shall be entitled to vote. The meeting will be held at the company's corporate offices, 8333 Central Avenue, Newark, California.

      The date of this Proxy Statement is April 24, 1996, the approximate date on which this Proxy Statement and the accompanying Proxy were first sent or given to stockholders. The Annual Report to Stockholders for the fiscal year ended February 3, 1996, including financial statements, is enclosed with this Proxy Statement.

The purpose of this Proxy Statement is to provide the company's stockholders with certain information regarding the company and its management and to provide summaries of the matters to be voted upon at the Annual Meeting of Stockholders. The stockholders will be asked to (i) elect three Class I directors to serve a three-year term, (ii) approve increases in the share reserves of the company's 1988 Restricted Stock Plan and 1991 Outside Directors Stock Option Plan; (iii) approve the company's Incentive Compensation Plan in order for that plan to comply with
Section 162(m) of the Internal Revenue Code and (iv) ratify the appointment of Deloitte & Touche LLP as the company's independent certified public accountants.

      The company had outstanding, on April 10, 1996, 25,188,142 shares of common stock, par value $0.01, all of which are entitled to vote with respect to all matters to be acted upon at the meeting. Each stockholder is entitled to one vote for each share of stock held by him or her. The company's Bylaws provide that a majority of all shares entitled to vote, whether present, in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. For ten days prior to the Annual Meeting, the company's stockholder list is available for viewing by the stockholders for any purpose related to the Annual Meeting during ordinary business hours at the company's principal place of business located at 8333 Central Avenue, Newark, California.

      Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing with the Assistant Secretary of the company an instrument revoking it, by presenting at the meeting a duly executed Proxy bearing a later date or by attending the meeting and voting in person.

     STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The  following table contains information as of April 4, 1996
(except for the institutional investors as noted in footnote (2)) regarding the ownership of the common stock of the company by (i) all persons who, to the knowledge of the company, were the beneficial owners of 5% or more of the outstanding shares of common stock of the company, (ii) each director and each of the executive officers named in the Summary Compensation Table, and (iii) all executive officers and directors of the company as a group. Common stock is the only issued and outstanding equity security of the company.

Name of Beneficial Owner and           Amount and Nature of   Percent of
Common the Directors and Executive     Beneficial Ownership   Stock Outstanding
Officers                                      <F1>

First Pacific Advisors                      2,169,600  <F2>       8.9%
11400 W. Olympic Blvd., Ste. 1200
Los Angeles, CA  90064

BZW Barclays Global Investors, N.A.         1,326,421  <F2>       5.4%
45 Fremont Street
San Francisco, CA  94105

FMR Corp.                                   1,280,200  <F2>       5.3%
82 Devonshire Street
Boston, MA  02109

John Hancock Subsidiaries, Inc.             1,239,810  <F3>       5.1%
P.O. Box 111
Boston, MA  02117

Stuart G. Moldaw                              572,691  <F4>       2.3%

Norman A. Ferber                              259,000  <F5>       1.0%

Maynard Jenkins                                     0  <F6>          *

George P. Orban                               189,352  <F7>          *

Philip Schlein                                 13,600  <F8>          *

Donald H. Seiler                              134,210  <F9>          *

Donna L. Weaver                               16,000  <F10>          *

Melvin A. Wilmore                            192,113  <F11>          *

Michael Balmuth                              158,945  <F12>          *

Barbara Levy                                  87,298  <F13>          *

Barry S. Gluck                               113,623  <F14>          *

All executive officers and                 2,159,637  <F15>        8.4%
directors as a group (18 persons,
including the executive officers
and directors named above)

__________

*Less than 1%
<page 3>
[FN]
<F1>    To  the  knowledge of the company, the persons named in  the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

<F2>    Information  is as of December 31, 1995, pursuant to the Form 13G filed with the SEC, a copy of which was sent to the company.

<F3>    John Hancock Subsidiaries, Inc.  Information is as of December  31,
        1995,  pursuant to the Form 13G filed with the SEC, a copy of which was  sent  to the company.  John Hancock Subsidiaries,
        Inc.  holds 1,176,710 shares through its indirect, wholly-
        owned subsidiary,  NM Capital  Management,  Inc.,  55,000
        shares  through  its  indirect, wholly-owned  subsidiary,
        John Hancock Advisers,  Inc.  and  8,100 shares   through
        its  indirect,  wholly-owned  subsidiary,  Tucker Anthony
        Incorporated.

<F4>    Mr.  Moldaw.  Includes 467,112 shares held in the name of The  SGM and  PIM Trust dated December 22, 1981; 48,579 shares held by  the Moldaw  Family  Foundation and 40,000 shares  held by  the  Moldaw Family  Supporting  Foundation.  Mr.  Moldaw,
        a  director  of  the company,  is  a trustee of the Trust, and president of  the  Moldaw Family  Foundation  and
        president and a director of the Moldaw Family Supporting Foundation. Also includes options to purchase 17,000 shares of the company's common stock exercisable within  60 days of April 4, 1996.

<F5>    Mr.  Ferber.  Includes immediately exercisable options to purchase
        159,000  shares  of  the  company's common  stock.   Also
        includes 100,000 shares of the company's common stock that were granted under the company's 1988 Restricted Stock Plan and remain subject to vesting.

<F6>    Mr.  Jenkins.   None of Mr. Jenkins' stock options to purchase  the
        company's common stock are exercisable within 60 days of April 4, 1996.

<F7>    Mr.  Orban.   Includes 169,352 shares held in  the  name  of Orban
        Partners  and  3,000 shares held indirectly by Mr.  Orban
        for  his minor  children.   Mr.  Orban, a director  of  the
        company,  is  a general  partner  and  managing partner of
        Orban  Partners.   Also includes options to purchase 17,000
        shares of the company's common stock exercisable within 60 days of April 4, 1996.

<F8>    Mr.  Schlein.   Includes options to purchase 12,000 shares of  the
        company's common stock exercisable within 60 days of April 4, 1996.

<F9>    Mr.  Seiler.   Includes options to purchase 17,000  shares of  the
        company's  common  stock exercisable within 60  days  of
        April 4, 1996. Excludes 323,698 shares of common stock held by the 1976 Moldaw Family Trust. Mr. Seiler, a director of the company,
        is  a co-trustee   of   the  1976  Moldaw  Family  Trust  and
        disclaims beneficial ownership of the shares held by this trust.

<F10>   Ms.  Weaver.   Includes options to purchase 13,000  shares of  the
        company's common stock exercisable within 60 days of April 4, 1996.

<F11>   Mr.  Wilmore.  Includes immediately exercisable options to purchase
        88,613  shares  of  the  company's  common  stock.   Also
        includes 103,500 shares of the company's common stock that were granted under the company's 1988 Restricted Stock Plan and remain subject to vesting.

<F12>   Mr.  Balmuth.  Includes immediately exercisable options to purchase
        73,945  shares of the company's common stock.  Also includes
        85,000 shares of the company's common stock that were granted under the company's 1988 Restricted Stock Plan and remain subject to vesting.

<F13>   Ms.  Levy.   Includes immediately exercisable options  to purchase
        37,335 shares of the company's common stock. Also includes 49,000 shares of the company's common stock that were granted under  the company's  1988  Restricted  Stock  Plan
        and  remain  subject   to vesting.
<page 4>
<F14>   Mr.  Gluck.   Includes immediately exercisable options to purchase
        73,019 shares of the company's common stock. Also includes 39,000 shares of the company's common stock that were granted under  the company's  1988  Restricted  Stock  Plan
        and  remain  subject   to vesting.

<F15>   Includes  793,128  shares subject to outstanding  options held  by directors  and executive officers which were exercisable  at
        April 4,  1996  or within 60 days thereof.  Also includes
        496,500  shares of  the company's common stock granted to
        executive officers  under the  company's  Restricted Stock
        Plan, all of which remain  subject to vesting.
[/FN]
________________



             INFORMATION REGARDING NOMINEES AND INCUMBENT DIRECTORS


     The Certificate of Incorporation and the Bylaws of the company provide that the number of members of the Board of Directors of the company (the "Board") may be fixed from time to time exclusively by the Board and that the directors shall be divided into three classes as nearly equal in number as possible. The term of office of each class of directors is three years and the terms of office of the
three classes  overlap.   The  Board  of Directors  presently consists
of nine members with the Class II directors having one vacant seat which the Board intends to fill. The three Class I directors to be elected at the 1996 Annual Meeting are being elected to hold office until the 1999 Annual Meeting and until their successors shall have been elected and qualified. Proxies cannot be voted for more than three nominees.

      The following table indicates the name, age, business experience, principal occupation and term of office of each nominee and of each director of the company whose term of office as a director will continue after the Annual Meeting.



                        Principal Position
                       During Last Five Years                          Director
                                                                 Age     Since
Nominees for Election as Class I Directors For Terms
Expiring in 1999

Stuart G. Moldaw  Chairman Emeritus of the company since          69      1982
                  March 1993.  From August 1982 until
                  March 1993, Chairman of the Board
                  and, from February 1987 until
                  January 1988, Chief Executive
                  Officer of the  company. Until
                  February 1990, general partner of
                  U.S. Venture Partners.  Consultant
                  to the company.  Chairman of the
                  Board of Gymboree Corporation and
                  Director of Natural Wonders, Inc.

George P. Orban   Managing partner of Orban Partners, a           50      1982
                  private investment company, since May
                  1984.  Director of Egghead, Inc.

Donald H. Seiler  Founder and senior partner of Seiler and        67      1982
                  Company, Certified Public Accountants.
                  Mr. Seiler is a Certified Public
                  Accountant.  Director of Mid-
                  Peninsula Bancorp.

                        Principal Position
                       During Last Five Years                         Director
                                                                 Age   Since
Incumbent Class II Directors With Terms Expiring in 1997

Donna L. Weaver   Chairman of Weaver, Field & London,             52      1986
                  Inc., an investor relations and
                  corporate communications firm.  Director of
                  Crown Vantage, Inc. and Hancock Fabrics, Inc.

Maynard Jenkins   President, Chief Executive Officer and          54      1996
                  Director of Orchard Supply Hardware, a
                  home improvement retailer.


Incumbent Class III Directors With Terms Expiring in 1998

Philip Schlein    General partner of U.S. Venture Partners        61      1987
                  and USVP-Schlein Marketing Fund since
                  April 1985. From January 1974 to January
                  1985, Mr. Schlein was Chief Executive Officer of Macy's California. Director of ReSound
                  Corp.

Norman A. Ferber  Chairman of the Board and Chief                 47      1987
                  Executive Officer of the company since
                  March 1993; President and Chief
                  Executive Officer from January 1988 to
                  March 1993; President and Chief Operating
                  Officer from February 1987 to January 1988.
                  Prior to February 1987, Mr. Ferber was
                  Executive Vice President, Merchandising,
                  Marketing, and Distribution of the company.

Melvin A. Wilmore President and Chief Operating Officer of        50      1993
                  the  company since March 1993; from
                  December 1991 to March 1993, Executive
                  Vice President and Chief Operating Officer.
                  From October 1989 to December 1991, President and Chief Operating Officer of Live Specialty
                  Retail, a division of LIVE Entertainment, Inc.
                  From March 1988 to June 1989, President and
                  General Partner of Albert's Hosiery and Bodywear.
                  Director of Hechinger Company.


      During fiscal 1995, the Board of Directors held five meetings. Each member of the Board of Directors attended 100% of the total number of Board and applicable Committee meetings held during the year. The company has an Audit Committee, a Compensation Committee and a Nominating Committee.

      Audit  Committee.  During fiscal 1995, Messrs. Seiler and Orban and Ms.  Weaver  served  as  members of the Audit  Committee, which  held  two
meetings.   Mr. Seiler is chairman of the Audit Committee.   The
functions of the Audit Committee include recommending the independent accountants to the Board of Directors; reviewing and approving the planned scop of the annual audit, proposed fee arrangements and the results of the annual audit;
reviewing the adequacy of accounting and financial controls; and reviewing the independence of the independent accountants.

     Compensation Committee.  During fiscal 1995, Messrs. Donald G.
Fisher, Orban  and  Schlein served as members of the Compensation
Committee,  which held  one meeting in March.  After the company's
Annual Stockholder meeting in May 1995, Mr. Fisher resigned from the Board of Directors and its committees. Mr. Orban currently is chairman of the Compensation Committee. The Compensation Committee is responsible for establishing and administering the policies that govern the compensation of all executive officers of the company, including the Chief Executive Officer. The

Committee evaluates the performance of the executive officers and makes recommendations concerning their cash and equity compensation levels. The Committee also administers the company's Incentive Compensation
Plan and determines the performance goals under that Plan. All decisions by the Compensation Committee relating to the compensation of the company's executive officers are reviewed and ratified by the full Board of Directors.

      Nominating Committee.  During fiscal 1995, Messrs. Fisher
(until his resignation from the Board), Orban, Schlein and Seiler and Ms. Weaver served as members of the Nominating Committee. The Nominating Committee is primarily responsible for evaluating the qualifications of and making recommendations concerning potential new director nominees to the company's Board of Directors. Stockholders who wish to submit names of prospective nominees for consideration by the Nominating Committee should do so in writing to the office of the Secretary of the company in accordance with the Bylaws of the company. The last day for submissions for next year's meeting will be December 30, 1996. The Nominating Committee held one meeting during fiscal 1995.

      Information concerning the executive officers of the company is set forth in the company's Annual Report on Form 10-K for the fiscal year ended February 3, 1996.

                    COMPENSATION AND OTHER TRANSACTIONS
                     WITH OFFICERS AND DIRECTORS


SUMMARY COMPENSATION TABLE


      The following table provides certain summary information concerning compensation paid or accrued by the company to or on behalf of the company's Chief Executive Officer and each of the four other most highly compensated executive officers of the company for the 1995, 1994 and 1993 fiscal years.


                             Annual Compensation                                     Long-Term
                                                                                     Compensation
                                                                                        Awards
                             _____________________________________________________    _____________________________
                                                                                                   Securities
                                                                      Other        Restricted      Under-          All Other
                                                                      Annual           Stock       lying            Compen-
Name and                                Salary <F1>   Bonus <F2>      Compensation     Awards <F3> Options          sation <F4>
Principal Position           Year         ($)          ($)             ($)             ($)            (#)                 ($)

Norman A. Ferber             1995         $544,333    $546,000          $2,305             $0       45,000         $7,173
Chairman of the Board &      1994         $513,750    $204,198              $0     $1,587,500      150,000         $4,538
Chief Executive Officer      1993         $497,917          $0          $5,071             $0       15,000         $7,138


Melvin A. Wilmore            1995         $477,333    $489,000          $1,441       $847,500       30,000         $4,625
President &                  1994         $423,750    $142,588          $1,790       $158,750       25,000         $4,538
Chief Operating Officer      1993         $407,083          $0         $19,358       $197,500       25,000         $29,559


Michael Balmuth              1995         $427,333    $404,100          $7,980       $788,750       20,000         $7,033
Executive Vice President,    1994         $359,167     $87,840          $6,050       $396,875       40,000         $7,015
Merchandising                1993         $332,083          $0         $25,479       $138,250       12,000         $34,867


Barbara Levy                 1995         $288,167    $191,400             $466      $146,875       20,000         $4,512
Senior Vice President &      1994         $267,333     $75,774           $4,474            $0        8,000         $4,690
General Merchandising        1993         $195,000     $25,000               $0      $340,625       50,000             $0
Manager


Barry S. Gluck               1995         $288,167    $191,400           $2,895       $70,500       10,000         $6,356
Senior Vice President &      1994         $266,500     $45,774           $2,597      $317,500       20,000         $5,973
General Merchandising        1993         $230,000          $0             $845       $98,750        8,000         $7,278
Manager




<F1>     Includes   all   payments  of  salary  and  deferred  compensation
         consisting of employee contributions to the Ross Stores, Inc. Employees' Profit Sharing Retirement Plan, a qualified plan under Sections 401(a) and 401(k) of the Internal
         Revenue Code of 1986, as amended (the "401(k) Plan") and the Ross Stores, Inc. Non-Qualified Deferred Compensation
         Plan (the "Deferred Compensation Plan"), described in footnote 4 below. Ms. Levy joined Ross in May 1993.

<F2>     Includes  all payments made to those executive officers listed  in the  above  Table under the company's Incentive Compensation
         Plan as described in the Compensation Committee Report below. For Ms. Levy the amount paid in 1994 includes part of her sign-on bonus ($30,000) and the amount paid to Ms.
         Levy in 1993 was part of  her sign-on bonus.

<F3>     Under  the  terms  of his Restricted Stock Grant Agreement, dated
         March  15,  1994, Mr. Ferber was granted 100,000 shares of common stock  that  vest  on February 3, 1997.  Under the
         terms  of  his Restricted  Stock  Grant  Agreement, dated
         March  16,  1995,  Mr. Wilmore  was granted 20,000 shares of common stock, that  vest  as follows:  10,000  shares  each on March 16th  of  1997  and  1998. Under  the  terms  of
         his Restricted Stock Grant Agreement,  dated July  28,
         1995, Mr. Wilmore was granted 50,000 shares  of  common
         stock,  that vest as follows: 15,000 shares on February  1,
         1996, 10,000  shares on February 1, 1997 and 25,000 shares on February 1, 1998. Under the terms of his Restricted Stock agreement dated March 16, 1995, Mr. Balmuth was granted 15,000 shares of common stock that vest as follows: 5,000 shares on March 16,  1997 and  10,000  shares on March 16, 1998.
         Under  the  terms  of  his Restricted  Stock Agreement,
         dated July 28, 1995, Mr. Balmuth  was granted  50,000
         shares  of common stock, that  vest  as  follows: 25,000
         shares on February 1, 1996, 10,000 shares on  February  1,
         1997  and  15,000 shares on February 1, 1998.  Under the
         terms  of her  Restricted Stock Agreement, dated May 26,
         1993, Ms. Levy  was granted 25,000 shares of common stock
         that vest as follows:
         5,000 shares  on each May 3rd of 1995, 1996, and 1997 and 10,000
         shares on  May  3,  1998.   Under  the  terms  of  her Restricted
         Stock Agreement, dated March 16, 1995, Ms. Levy was granted 12,500 shares of common stock that vest as follows:
         10,000 shares on March 16, 1997 and 2,500 shares on March 16, 1998. Under the terms of his Restricted Stock Agreement, dated March 15, 1994, Mr. Gluck was granted 20,000 shares that vest as follows:
         5,000 shares on March 15, 1996 and 15,000 shares on March 15, 1997. Under the terms of his Restricted Stock Agreement, dated March 16, 1995, Mr. Gluck was granted 6,000 shares of common stock that vest on March 16, 1997. At February 3, 1996, unvested shares of restricted stock were held by Mr. Ferber in the amount of 100,000 shares with a market value of $2,012,500; by Mr. Wilmore in the amount of 87,500 shares with a market value of $1,760,938; by Mr. Balmuth in the amount of 99,000 shares with a market value of $1,992,375;
         by Ms. Levy in the amount of 32,500 shares with a market value of $654,063; and by Mr. Gluck in the amount of 38,000 shares with a market value of $764,750.
         Dividends are payable to all holders of restricted stock at the same rate as paid to all stockholders.

<F4>     The   company's  401(k)  Plan  provides  that  eligible employees
         generally   may  contribute  by  authorizing  a  pre-tax payroll
         deduction of a minimum of 1% and a maximum of 15% of their
         yearly compensation.    For  every  dollar  that  an
         eligible   employee contributes through payroll withholding,
         up to a maximum of 3%  of compensation,  the company also
         contributes $1.00.   The  Deferred Compensation  Plan,  in
         addition  to  the  401(k)  Plan,  allows eligible
         employees to contribute by authorizing a pre-tax
         payroll deduction  of a percentage of their salary -- up to 100%.
         If an employee elects to defer 100% of his/her salary, and, therefor  is unable  to  participate in the 401(k) Plan,
         then for every  dollar that an   eligible   employee
         contributes through payroll withholding, up to a maximum of 3% of compensation, the company also contributes $1.00. The amounts listed for 1995, 1994 and 1993 for Messrs. Ferber and Gluck and Ms.
         Levy consist of company contributions made for the account of executive officers under the company's 401(k) Plan. The amount listed listed for Mr. Wilmore (i) in 1995 consists of the company contribution under the 401(k) Plan and the Deferred Compensation Plan; (ii) in 1994 consists of the company contribution under the 401(k) Plan; and (iii) in 1993 consists  of  $22,396
         for reimbursement of moving expenses and $7,163 for company contributions under the 401(k) Plan.
         The amounts listed for Mr. Balmuth (i) in 1995 and 1994 consist of the company contribution under the 401(k) Plan;
         and (ii) in 1993 consists of $25,617 for reimbursement of moving expenses and $9,250 for company contributions under the 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information with respect to the named executive officers concerning the grant of stock options under the company's 1992 Stock Option Plan during fiscal 1995.
There are no provisions under the terms of this Plan for the granting of Stock Appreciation Rights (SARs).


                                            Individual Grants
                                                 % of Total
                                     Number of     Options                                           Potential Realizable
                                    Securities   Granted to     Exercise                           Value at Assumed Annual
                                    Underlying    Employees      or Base                      Rates of Stock Price Appreciation
                                      Options     in Fiscal       Price      Expiration              for Option Term <F4>
Name and                              Granted       Year         ($/Sh)         Date
Principal Position                     <F1>          <F2>         <F1>          <F3>       0%         5%           10%




Norman A. Ferber                      45,000        5.99%        $11.75       03/16/05     $0      $332,528     $842,691
Chairman of the Board &
Chief Executive Officer


Melvin A. Wilmore                     30,000        3.99%        $11.75       03/16/05     $0      $221,685     $561,794
President &
Chief Operating Officer


Michael Balmuth                       20,000        2.66%        $11.75       03/16/05     $0      $147,790     $374,529
Executive Vice President,
Merchandising

Barbara Levy                          20,000        2.66%        $11.75       03/16/05     $0      $147,790     $374,529
Senior Vice President & General
 Merchandising Manager

Barry S. Gluck                        10,000        1.33%        $11.75       03/16/05     $0       $73,895     $187,265
Senior Vice President & General
Merchandising Manager

All Stockholders                        N/A          N/A           N/A           N/A       $0    $170,696,392  $430,805,180

Named executive officers' gain as       N/A          N/A           N/A           N/A       0%        .54%             .54%
a percent of all stockholders'gain




<F1>       All  options listed in the above table were granted on March 16,
           1995, with an exercise price equal to the fair market value of the company's common stock as determined by the closing price on  the  date of grant.  The stock option grants
           made in  fiscal 1995  to  those executive officers listed
           above vest monthly  in increments that increase annually
           over a three year period  from the  date  of grant.  The
           Board of Directors has the ability  to change  the  terms
           of  outstanding  options.   See  "Employment Contracts,
           Termination  of  Employment  and  Change-In-Control
           Arrangements".

<F2>       A  total  of  751,000 shares were granted in the  form  of non-
           qualified stock options during fiscal 1995 to all participants in the 1992 Stock Option Plan. No incentive stock options were granted during 1995.

<F3>       All  non-qualified stock option grants made under the 1992 Stock
           Option Plan are made for a term of ten years from the date of grant.

<F4>       The  dollar  amounts  under  these columns  are  the result  of calculations at 0% and at the assumed 5% and 10% rates
           mandated by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the company's stock price. The company did not use an alternative formula for a grant date valuation,
           as the  company is   not  aware  of  any  formula  which
           will  determine   with reasonable  accuracy a present
           value based on future unknown or volatile factors. No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders commensurably. A zero percent gain in stock price will result in zero dollars for the optionee. Appreciation in stockholder value is based on the same rates of appreciation as shown for those options granted to executive officers and assumes each outstanding share at March 31, 1995, the last trading day of the fiscal month, was valued at $11.00, the closing price of Ross
           Stores, Inc.'s common stock.

AGGREGATED OPTION EXERCISES AND YEAR-END VALUE TABLE

      The following table provides information with respect to the named executive officers concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of last fiscal year.


                                        Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
                                                                                  Number of
                                                                                 Securities
                                                                                 Underlying
                                                                                 Unexercised      Value of Unexercised
                                                                                  Options at         In-the-Money
                                                                               Fiscal Year-End         Options at
                                                                                   (#)             Fiscal Year-End
                                     Number of                                  Exercisable/               ($)
Name and                          Shares Acquired                               Unexercisable        Exercisable/
Principal Position                  on Exercise       Value Realized <F1>           <F2>           Unexercisable<F3>


Norman A. Ferber                           0                    $0                240,000/0         $1,053,750/0
Chairman of the Board &
Chief Executive Officer

Melvin A. Wilmore                     54,165              $216,090                225,835/0         $1,011,209/0
President &
Chief Operating Officer

Michael Balmuth                        7,324               $54,081                 89,500/0           $343,563/0
Executive Vice President,
Merchandising

Barbara Levy                               0                    $0                 78,000/0           $407,750/0
Senior Vice President & General
Merchandising Manager

Barry S. Gluck                         2,000               $22,250                 71,019/0           $395,844/0
Senior Vice President & General
Merchandising Manager


<F1>    The  value  realized  on  exercise  of  the  stock  option  is  the difference between the exercise price of the shares exercised and the fair market value of the shares on the date of exercise.

<F2>    All  options  granted under the terms of the company's  1992 Stock
        Option  Plan are exercisable in full as of the date of
        grant,  but any  shares  acquired are subject to certain
        vesting restrictions. Under the terms of the stock option agreements, the company has the right to repurchase all unvested shares  at  the  optionee's
        cost.   A  portion  of the exercisable shares shown  in  the Table above are unvested and subject to the right of repurchase by the company.

<F3>    The  value  of unexercised in-the-money options at the end of  the fiscal year is calculated by multiplying the number of exercisable in-the-money shares by the difference between the closing price ($20.125) of Ross Stores common stock on February 2, 1996 (the last trading date of the fiscal year) and the exercise price per share of the shares. A portion of the shares subject to these options are unvested and subject to repurchase provisions as described in footnote (2) above.

             BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT
                      ON EXECUTIVE COMPENSATION



       The   Compensation  Committee  of  the  Board  of   Directors (the
"Committee"),   which  consists  of  two  independent  outside directors,
establishes  and  administers the policies that govern the
compensation  of all  executive  officers  of  the company.   The
Committee considers the performance of the executive officers and makes recommendations concerning their compensation levels. All decisions by the Committee relating to the compensation of the company's executive officers are reviewed and approved by the full Board of Directors. The Board of Directors did not revise or make any modifications to the Committee's recommendations concerning executive officer compensation during the last fiscal year.


Compensation Philosophy

      The  company's  compensation policies  aim  to  align  the financial interests of the company's management with those of its
stockholders.   The company's  executive compensation philosophy
is also to integrate executive pay with the long-term strategic objectives of the company, recognize individual initiative and
achievements  and  assist  the   company in attracting, motivating
and retaining a group of high-performing executives.

      Compensation  for the company's executive officers,  including those individuals  named  in  the  foregoing Tables, consists  of
the  following elements:   base salary, annual incentive bonus,
restricted  stock  granted under the 1988 Restricted Stock Plan, stock options granted under the  1992 Stock Option  Plan  and  other
benefits typically  offered  to  corporate executives.   A
majority of the total potential compensation for the company's executive officers is in the form of annual incentive bonuses and stock plan awards that may vary according to the company's achievement of its strategic objectives in addition to those motivational and retentive factors deemed necessary and appropriate by the Committee.
The Committee believes that the components of the total compensation program for executives outlined in this report work together to enable the company to attract, motivate and retain the executive talent necessary to successfully execute the company's strategies over the long term in an increasingly challenging environment for apparel retailers.


Section 162(m) of the Internal Revenue Code of 1986

     It is the Committee's policy to seek to qualify executive
compensation for deductibility under Section 162(m) of the Internal
Revenue Code of 1986 to  the  extent  consistent  with  the
company's  overall  objectives  in attracting,  motivating and retaining
its executives.   The Committee  has reviewed  the  company's executive
compensation structure in light of the current tax law. The Committee believes that grants made under its 1992 Stock Option Plan will be fully deductible when an option is exercised. Grants under the company's 1988 Restricted Stock Plan do not qualify as performance-based compensation and, therefore, may not be fully deductible to the extent the vesting of restricted stock, when added to other non-exempt compensation for a particular executive, exceeds the $1 million limit in any tax year. However, the Committee believes that only compensation paid to the company's (i) Chairman and Chief Executive Officer; or (ii) President and Chief Operating Officer; or (iii) Executive Vice President, Merchandising is at risk of not being fully deductible because of the size of their restricted stock awards. The
Committee  has concluded  that  amending  the Restricted Stock Plan to  comply  with  the requirements for performance-based compensation under Section 162(m)  would weaken the company's efforts to recruit
and retain key executives over  the long  term.   The  Committee  has
recommended that the company request stockholder approval of the company's Incentive Compensation Plan so that future bonuses paid under the plan will qualify for deductibility under Section 162(m).
(See "Proposal 4, Incentive Compensation Plan" for further discussion of the Plan). The Committee will continue to evaluate the advisability of qualifying certain elements of the company's executive compensation as fully deductible performance-based compensation.

Executive Officers' 1995 Compensation

     Salary. Base salaries for executive officers are initially determined by competitive requirements to recruit the executive.
Salaries are then reviewed annually with recommended adjustments made based upon the individual performance of each executive officer and his or her relative contribution in achieving the company's strategic goals. During 1995, the average merit increase in base salaries for all executive officers as a group was 4%.

     Annual Incentive Bonus. The company's Incentive Compensation Plan was adopted by the Board of Directors, effective May 1987, and is designed to allow management to share in the company's success based on the company's attainment of varying levels of pre-tax earnings. At the commencement of each fiscal year, the Committee determines the incentive awards payable at varying levels of pre-
tax earnings achieved by the company.   Such  awards are  expressed
as a percentage of year-end base salary and are payable in the form of cash bonuses after fiscal year-end based on this
previously determined  formula.   (See "Proposal 4, Incentive
Compensation  Plan"  for further discussion of the Plan.)

      Based on the targeted pre-tax earnings goal set for 1995, the Plan provided for awards to executive officers that ranged from 33% to 65% of base salary, depending on the position of the executive
officer.   During fiscal  1995,  the  company exceeded its targeted
pre-tax earnings goal. Total payments made under the Plan for fiscal 1995 to all executive officers as a group represented approximately 80% of their total salaries as a group. Potential and actual awards over the last three fiscal years have ranged from 0% to 100% of executive officers' base salaries, based on the actual level of pre-tax earnings achieved each year relative to the targeted goal, as well as the position of the executive officer.

      Stock Award Programs. The company's stock award programs consist of the 1988 Restricted Stock Plan ( "Restricted Stock Plan" ) and the 1992 Stock Option Plan ( "Option Plan" ). A majority of the members of the Board are not employees of the company and are therefore not eligible to receive awards under either the Restricted Stock Plan or the Option Plan. The Restricted Stock Plan and the Option Plan were established with two important objectives: (i) to align the financial interests of the company's stockholders and the executive officers by providing incentives that focus management's attention on the successful long-term strategic management of the business and appreciation in stockholder value; and (ii) to recruit, motivate and retain a high-performing group of senior and middle managers.

      The Committee makes recommendations to the Board of Directors concerning the granting of awards to executive officers from both the Restricted Stock Plan and the Option Plan. The levels of stock awards granted  to  executive  officers under the Option Plan  are based  on  the following  factors:  the executive officer's position,
past  and  expected future   contributions  to  the  achievement  of
the company's strategic objectives, existing stock ownership position and the level of previous stock awards.
Each member of the Committee individually weighs the above factors and then the Committee reaches a consensus as to what the awards should be. The levels of stock awards granted to executive officers under the Restricted Stock Plan are determined primarily by the retentive value of the grant necessary to retain key executives over the long term as well as to protect the company against outside offers of employment to key individuals as well as the same factors listed above for stock option awards. The officers must satisfy vesting requirements in order to retain the stock.

      All stock option awards are granted with an exercise price based on the fair market value of the company's common stock on the date of grant. These awards provide value to the executive officers only when and to the extent that the fair market value of the company's common stock appreciates over the fair market value on the date of grant. All awards made in fiscal 1995 to executive officers under the Option
Plan have a term of ten years and vest monthly in progressively increasing annual increments over a three year period. Unless otherwise specified in the stock option agreement, all options are immediately exercisable, subject to the company's right to repurchase unvested shares at the optionee's cost.

Chief Executive Officer's 1995 Compensation

     A majority of the total potential compensation for the company's Chief Executive Officer is in the form of annual incentive bonuses and stock plan awards that may vary according to the company's achievement of its strategic objectives in addition to those motivational and retentive factors deemed necessary and
appropriate by  the  Committee,  which  are discussed  below.   Mr.
Ferber's 1995 incentive bonus and stock award compensation were earned under the same plans made available to all executive officers, as discussed above.

      Salary. Mr. Ferber's base salary is established by the terms of his employment agreement entered into with the company on June 1, 1995 which extends through February 3, 1997, unless earlier extended, re-negotiated or terminated by the parties. It provided
for an annual salary of  not  less than $542,000.   Mr.
Ferber's  1995  annual  base  salary  of   $546,000
represented an increase of 6% over his 1994 base salary. (See "Employment Contracts, Termination of Employment and Change-In-Control Arrangements" for further discussion of Mr. Ferber's employment agreement.)

       Bonus.    The  annual  incentive  bonus  portion  of  Mr.
Ferber's compensation is based on the company's achievement of targeted pre-tax earnings, as established by the Committee and the Board of Directors. During fiscal 1995, the company exceeded its targeted pre-tax earnings goal. Mr. Ferber received an annual bonus of $546,000 for 1995, which equaled 100% of his salary at year-end.

     Stock Awards.  Mr. Ferber did not receive an award of restricted
stock during  1995.   During 1995, Mr. Ferber received options under
the Option Plan for 45,000 shares of common stock with an exercise price of $11.75, the closing price on the date of grant. These shares vest monthly in progressively increasing annual increments over a period of three years. The stock option grant made to Mr. Ferber was based primarily on the equity value deemed necessary, in the Committee's and Board of Directors' judgment, to ensure retention of Mr. Ferber over the vesting period of these shares. Secondary considerations, all relatively equal in weight, in determining the size of his 1995 stock option grant, were Mr. Ferber's position with the company, his past and expected future contributions to the achievement of the company's strategic objectives, his existing stock ownership position and the level of previous equity grants.

                      SUBMITTED BY THE COMPENSATION COMMITTEE
                       OF THE COMPANY'S BOARD OF DIRECTORS
                   George P. Orban             Philip Schlein

                   STOCKHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total stockholder returns for the company's common stock over the last five years with the Standard & Poors 500 Index and the
Standard  &  Poors  Retail Composite  Index.   The  comparison graph
assumes that the value of the investment in Ross Stores common stock and the comparative indices was $100 on January 31, 1991 and measures the performance of this investment as of the last trading day in the month of January for each of the following five years. These measurement dates are based on the historical month-end data available and may vary slightly from the company's actual fiscal year end date for each period. Data with respect to returns for the Standard & Poors indices is not readily available for periods shorter than one month. The total return assumes the reinvestment of dividends. The Company began paying dividends during 1994. The graph is an historical representation of past performance only and is not necessarily indicative of future returns to stockholders.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG ROSS STORES, INC., S&P 500 AND S&P RETAIL COMPOSITE INDEX


                              1991   1992    1993   1994    1995    1996
ROSS STORES                    100    344     354    212     175     330
S&P 500                        100    123     136    153     154     213
S&P RETAIL COMPOSITE           100    140     167    161     149     161

                         Compensation of Directors

      During the fiscal year ended February 3, 1996, directors who were not employees of the company received an annual retainer fee of $24,000 (paid quarterly), plus $1,000 for attendance at each Board Meeting and $500 for attendance at each meeting of a committee of the Board. For the fiscal year ending February 1, 1997, directors who are not employees of the company will receive an annual retainer of $25,000 (paid quarterly), plus $1,000 for attendance at each Board Meeting and $500 for attendance at each meeting of a committee of the Board. For both fiscal 1996 and 1995, if more than one committee meeting is held on the same day, each committee member receives payment for only one committee meeting. Travel expenses are reimbursed.

      In addition to compensation received as a Board member, Stuart G. Moldaw, Chairman Emeritus, receives administrative support and an annual fee of $80,000 for his services as consultant to the company. The company pays the annual premiums of $128,500 on a split dollar life insurance policy, with a face value of $4 million. In the most recent fiscal year, $70,630 of the premium was reported as taxable compensation to Mr. Moldaw and $57,930 of the premium was added to the amount refundable to the company upon death or cancellation of the policy. The company also pays the premiums of the executive medical insurance for Mr. Moldaw and his spouse. (See also " Certain Transactions.")

     Directors who are not employees of the company are eligible to receive stock options automatically granted under the terms of the company's 1991 Outside Directors Stock Option Plan (the"Directors
Plan"), which is intended to qualify as a "formula plan" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). During the 1995 fiscal year, Messrs. Moldaw, Orban,
Schlein and Seiler and Ms. Weaver each were automatically granted an option to purchase 1,000 shares of common stock under the Directors
Plan on March 18, 1995, with an exercise price of $11.6875, which was the closing price of the company's common stock as reported on the Nasdaq National Market on such date. For further information regarding the Directors Plan, see Proposal 3.

     Compensation Committee Interlocks and Insider Participation

      Mr. Fisher, Mr. Orban and Mr. Schlein served on the Compensation Committee of the Board of Directors for the past fiscal year. Mr. Fisher resigned from the Board of Directors after the company's 1995 Annual Stockholders Meeting on May 25, 1995. Mr. Orban is currently the Chairman of the Compensation Committee.


   Employment Contracts, Termination of Employment and Change-In-
                               Control Arrangements

      Norman A. Ferber. The company and Norman A. Ferber, Chairman of the Board and Chief Executive Officer, entered into an employment agreement on June 1, 1995 which extends through February 3, 1997. Upon notice from Mr. Ferber, at specified times, the Board will consider extending the agreement for successive one-year periods. The agreement provides that Mr. Ferber will receive an annual salary of not less than $542,000; however, for the fiscal year beginning February 4, 1996, Mr. Ferber will be paid an annual salary of not less than $750,000.

     During the period (a) beginning on the earlier of (i) February
4, 1997 or  (ii) the effective date of the election of a successor to
Mr. Ferber as Chief Executive Officer of the company and (b) ending on January 31, 1998 ("Consultancy Termination Date"), Mr. Ferber shall cease to be an employee of the company and shall be retained as a consultant to the company. If Mr. Ferber's employment with the company is extended one additional year, then Mr. Ferber's retention as a consultant shall commence on the expiration of his extended employment and shall
be for  a  twelve  month period.   While he serves as a consultant to
the company, Mr. Ferber shall be paid a consulting fee of $62,500 per month. If, as a result of Mr. Ferber's status as a consultant to the company, he is (i) subject to an increased tax liability or (ii) ineligible to participate in any of the company's employee benefit plans, then the consulting fees shall be increased so that his tax liability is the same as when he was an employee and to enable Mr. Ferber to procure (to the extent available) such benefits at no additional after tax cost to him.

      During his employment or consultancy, Mr. Ferber shall be paid an annual bonus under the company's Incentive Compensation
Plan.   However, each such bonus shall be in an amount equal to the greater of (i) the bonus attributable  to  fiscal 1995 ($546,000) or
(ii) the bonus attributable to the fiscal year prior to the year in which Mr. Ferber's employment or consultancy terminated or
(iii) the bonus Mr. Ferber would have earned under the Incentive Compensation Plan in the year he was terminated had he remained in its employment or as a consultant to the company.

      In the event (i) Mr. Ferber's employment or consultancy involuntarily terminates due to disability; (ii) the company terminates his employment or consultancy without cause and, in certain instances, for cause; or (iii) he resigns for good reason, Mr. Ferber would be entitled to continued payment of his then current salary, including an annual bonus, through the Consultancy Termination Date or any extension thereof; all stock options held by Mr. Ferber would become fully vested and he would be entitled to those restricted stock shares which are vested as of the date of his termination based upon vesting in equal monthly installments over a three-year period beginning February 3, 1994. Additionally, if Mr. Ferber's employment or consultancy terminates for any reason, the company would continue Mr. Ferber's (and/or his eligible dependents) health care coverage under the company's benefit plans at no cost to Mr. Ferber (and/or his eligible dependents) for a five year period. In the event there is a change-in-control of the company, Mr. Ferber would be entitled to continued payment of his then current salary, including an annual bonus, through the Consultancy Termination Date or any extension thereof; all restricted stock and stock options held by Mr. Ferber would become fully vested (except as described below). Further, he would be reimbursed for any excise taxes paid pursuant to Internal Revenue Code Section 4999.

      Melvin A. Wilmore. The company and Melvin A. Wilmore, President and Chief Operating Officer, entered into an employment agreement as of March 15, 1994, amended March 16, 1995 and June 1, 1995, which extends through February 3, 1999. Upon notice from Mr. Wilmore at specified times, the Board will consider extending the term of the agreement for successive two-year periods. The agreement, as amended, provides that Mr. Wilmore will receive an annual salary of not less than $475,000. In the event (i) Mr. Wilmore's employment involuntarily terminates due to disability;
(ii) the company terminates his employment without cause and, in certain instances, for cause; or (iii) he resigns for good reason, Mr. Wilmore would be entitled to continued payment of his then current salary, including an annual bonus, through the remaining term of the employment agreement, and all stock options held by Mr. Wilmore would become fully vested. Additionally, under the above circumstance, Mr. Wilmore's restricted stock grant agreements, dated March 15, 1994 and March 16, 1995, provide that he would be entitled to those shares of restricted stock (45,000 and 20,000 shares, respectively) which are vested as of the date of his termination based upon vesting in equal monthly installments over a three-year period beginning on the date of grant. In the event there is a change-in-control of the company, Mr. Wilmore would be entitled to continued payment of his then current salary, including an annual bonus, through the remaining term of the employment agreement, and all restricted stock and stock options held by Mr. Wilmore would become fully vested (except as described below). Additionally, he would be reimbursed for any excise taxes paid pursuant to Internal Revenue Code Section 4999.

      Michael  Balmuth.   The company and Michael Balmuth,  Executive
Vice President, Merchandising, entered into an employment agreement as of February 1, 1995, amended June 1, 1995, which
extends through February  3, 1999.   Upon  notice from Mr. Balmuth at
specified times, the Board will consider extending the term of the agreement for successive two-year periods. The agreement, as amended, provides that Mr. Balmuth will receive an annual salary of not less than $440,000. In the event (i) Mr. Balmuth's employment involuntarily terminates due to disability; (ii) the company terminates his employment without cause and, in certain instances, for cause; or (iii) he resigns for good reason, Mr. Balmuth would be entitled to continued payment of his then current salary, including an annual bonus, through the remaining term of the employment agreement; all stock options held by Mr. Balmuth would become fully vested; and he would be entitled to certain restricted stock shares which are vested as of the date of his termination based upon vesting in equal monthly installments over a two-year period beginning February 1, 1995. In the event there is a change-in-control of the company, Mr. Balmuth would be entitled to continued payment of his then current salary, including an annual bonus, through the
remaining  term of the employment agreement, and all restricted stock  and stock  options  held by Mr. Balmuth would become fully
vested  (except  as described  below).   Additionally, he would be
reimbursed for any excise taxes paid pursuant to Internal Revenue Code Section 4999.

      Barry S. Gluck and Barbara Levy. Effective as of March 1, 1996, the company entered into employment agreements with its Senior Vice Presidents and General Merchandising Managers -- Barry S. Gluck and Barbara Levy. The
terms  are  the  same  for each employment agreement.   The  term  of
each employment agreement extends through March 1, 1999.  Upon notice from  the officer, at specified times, the Board will consider extending the term  of the agreement for successive two-year periods.
The agreement provides that the  officer  will receive an annual
salary of not less than $330,000.   In the  event  (i)  the officer's
employment involuntarily terminates due to disability; (ii) the company terminates his or her employment without cause and, in certain instances, for cause; or (iii) he or she resigns for good reason, the officer would be entitled to continued payment of his or her then current salary, including an annual bonus, through the remaining term of the employment agreement; all stock options held by the officer would become fully vested; and he or she would be entitled to certain restricted stock shares which are prorata vested as of the date of his or her termination over the original vesting period beginning on the date of grant.
In the event there is a change-in-control of the company, the officer would be entitled to continued payment of his or her then current salary, including an annual bonus, through the remaining term of the employment agreement, and all restricted stock and stock options held by the officer would become fully vested
(except as described below). Additionally, he or she would be reimbursed for any excise taxes paid pursuant to Internal Revenue
Code Section 4999.

      Participants in the 1988 Restricted Stock Plan and 1992 Stock Option Plan. Under the terms of the individual agreements for all the participants in the company's 1988 Restricted Stock Plan and 1992 Stock Option Plan, each employee, including executive officers, is entitled only to those shares vested as of the date of
termination.   However,  the company's  Board  of Directors generally
has the discretion  to  accelerate vesting or change other terms of an outstanding agreement.  In the event of certain  mergers or
acquisition transactions which result in  a  change-in-control   of
the  company,  any  unvested  shares  of  restricted   stock
automatically become vested shares and the company's Board of Directors must either accelerate vesting of all outstanding stock options or arrange for the options to be assumed by the acquiring or successor corporation.


                        Certain Transactions

     On February 5, 1993, the company made a relocation loan of $300,000 to Mr. Wilmore at an annual interest rate of 0%. The loan, which is secured by a deed of trust on his home, was originally due on February 5, 1996. However, on January 25, 1996, the Board approved an extension of the loan for another three years with an annual interest rate of 5.5%. The amount of principal outstanding on March 31, 1996 was $300,000.

     The company leases two stores, one in Roseville, California and one in Dublin,  California,  from entities affiliated with  Stuart
G.  Moldaw,  a current  director.   The  Roseville, California  store
is  leased  from  a partnership in which trusts established by a former director of the company and Stuart G. Moldaw are partners.
Donald H. Seiler, also a director, is a trustee  of  these  trusts.
In fiscal 1995, the company paid  $262,500  in rent.   Mr.  Moldaw's
and his trusts' interests in the  partnership  total 40.38%.  The
Dublin, California store is leased from a partnership in which Mr.
Moldaw, trusts established by Mr. Moldaw and members of his family are limited partners.  In fiscal 1995, the company paid $243,571 in rent. Mr. Moldaw's  and his family's interests in the partnership total
86.57%.   The company believes that the general terms and conditions of the above leases, including the rental payments by the company, were made at prevailing market rates.


          Compliance With Section 16(a) of the Exchange Act

      Section 16(a) of the Exchange Act requires the company's
officers and directors  and persons who own more than ten percent of a registered class of the company's equity securities to file reports of ownership and changes in ownership with the Securities and
Exchange Commission.   Officers, directors and greater than ten
percent stockholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required to be filed for those persons, the company believes that, during fiscal 1995, all filing requirements applicable to its officers, directors and greater than ten percent owners were complied with, except that Mr. Ferguson, Senior Vice President, Distribution, was late in reporting an option grant for 40,000 shares which was reported on an amended Form 3.

                             PROPOSAL 1

                    ELECTION OF CLASS I DIRECTORS


      If elected, each nominee will hold office for a three-year term or until his successor is elected and qualified unless he resigns or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the company. Management knows of no reason why any of these nominees should be unable or unwilling to serve, but if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as management may recommend in the place of such nominee(s).

Vote Required

      The plurality of the votes cast by the shares of common stock present or represented and voting at the Annual Meeting will determine the election of the directors. Abstentions and broker non-votes will be counted as present in determining if a quorum is present but will not affect the election of directors.



 The Board of Directors unanimously recommends that the stockholders vote FOR the three nominees listed under "Information Regarding
  Nominees and Incumbent Directors."




                             PROPOSAL 2

                        1988 RESTRICTED STOCK PLAN
       APPROVAL OF AN AMENDMENT TO INCREASE THE SHARE RESERVE
                         BY 1,000,000 SHARES


Background

     The Board of Directors believes that, for the reasons discussed below, the availability of an adequate number of shares in the share reserve for the 1988 Restricted Stock Plan ("Restricted Stock Plan") is an important factor in attracting, retaining and motivating the qualified officers and employees essential to the success of the company. Therefore, subject to stockholder approval, the Board has amended the Restricted Stock Plan to increase the number of shares reserved for issuance under the Restricted Stock Plan by 1,000,000 shares.

Supporting Arguments For Increasing The Share Reserve For The
Restricted Stock Plan

      The Board of Directors believes that the company's Restricted Stock Plan has played a key role in enabling the company to recruit, motivate and retain an effective group of senior and middle level management. The need to amend the Restricted Stock Plan has caused management and the Board of Directors to re-evaluate its long-term role in providing appropriate incentives to increase the
value of the company for the  benefit  of  its stockholders.   From
that review, it was determined that this stock award program continues to deliver substantial benefits to the company and its stockholders, as discussed below.

      The  cornerstone  of  the company's compensation  philosophy
is  the alignment   of   management's  financial  interests  with
those   of   the stockholders.   A meaningful amount of total
compensation in the form of equity-based grants focuses management's attention on developing and implementing strategies that will positively affect long-term valuation of the stock. Further, equity-based compensation is directed to those employees who can have a meaningful effect on the company's performance.

      The Board of Directors recommends a vote in favor of this proposal primarily because the Restricted Stock Plan is an effective
program  that enables   Ross   to  attract,  motivate  and  retain
the  key   employees, particularly in the merchandising organization, necessary to compete in an increasingly tough environment for off-price apparel retailers.

      A key management focus over the past few years has been the expansion and strengthening of the company's merchandising staff through the addition of talented merchants at every level of the organization -- management, buyers and assistant buyers. The Restricted Stock Plan is an important vehicle that strengthens the overall competitiveness of the company's compensation packages  and  enables  Ross  to  accomplish  this  strategic
objective.   The Board of Directors believes that this program
helped the company deliver respectable financial results in both 1994 and 1995. Despite one of the toughest climates ever for off-price retailers, Ross was the only publicly-traded company in the off-price apparel industry to report gains in both same store sales and earnings per share over the past two years. During 1994, Ross Stores comparable store sales increased 2%, and earnings per share rose 9% to $1.24. In 1995, earnings per share increased 40% on a comparable store sales gain of 2%.

      The total proposed increase in the Restricted Stock Plan's share reserve is for 1.0 million shares, or about 4% of total common stock outstanding. Dilution from the equity compensation plans has been offset by the company's stock repurchase programs over the past several years. As a result, fully-diluted shares outstanding today are actually lower than they were in 1988 when the company initiated its first stock repurchase program.

      The  company's Board of Directors and management firmly believe
that effective   equity  compensation  programs  represent  a  key
competitive advantage  in  today's  increasingly  difficult
environment  for   apparel retailers,  and  in  particular, the off-
price sector.   Approval  of  this proposal  is critical to enabling
the company to continue to make  progress in 1996 and beyond.


Vote Required

      The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal. Abstentions will be counted as present in determining if a quorum is present and will be counted as if voted against this proposal. Broker non-votes will be counted as present in determining if a quorum is present but will have no effect on this proposal.

 The Board of Directors unanimously recommends that stockholders vote FOR approval of this proposal to increase the share reserve for the Restricted Stock Plan.

Summary of the Restricted Stock Plan

     The following summary of the Restricted Stock Plan is qualified in its entirety by the specific language of the Restricted Stock Plan, as amended. Copies of the Restricted Stock Plan are available to any stockholder upon request addressed to Investor Relations, Ross Stores, Inc., 8333 Central Avenue, Newark, California 94560.

     The Restricted Stock Plan is administered by the Board of Directors or a committee of members of the Board appointed by the
Board.   Under  the Restricted  Stock Plan, all employees (including officers) of the company and any current or future parent or subsidiary corporation of the company are eligible to receive shares of common stock pursuant to the Restricted Stock Plan ("Plan Shares"). The Board in its sole discretion, determines which individuals will be awarded Plan Shares ("Participants"), the number
of  shares  awarded and the vesting of the Plan Shares.   Plan
Shares  are granted at no cost to the Participant.

      Subject to approval by the stockholders, the Board has amended the Restricted Stock Plan to increase the aggregate number of shares issuable under the plan by 1,000,000 shares. As of April 10, 1996, excluding the proposed increase, 517,050 shares remained available for future awards. The Restricted Stock Plan provides that appropriate adjustments will be made to the share reserve in the event of any stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the company. To the extent that any Plan Shares are reacquired by the company, such shares are returned to the plan and become available for future grants.

      Vesting of Plan Shares is set forth in a stock grant agreement executed between the company and the Participant. Plan
Shares  typically vest  two  to  five  years  after  the date  of
grant.   In  the  event  a Participant's employment with the company is terminated before his or her Plan Shares vest, all unvested shares are automatically reacquired by the company at no cost. (See "Employment Contracts, Termination of Employment and Change-In-Control Arrangements" for certain exceptions.)

      The Board of Directors may at any time terminate or amend the Restricted Stock Plan. However, the rights of a Participant with respect to Plan Shares granted prior to any such action by the Board may not be impaired without such Participant's consent. Unless extended by the Board, the Restricted Stock Plan will terminate on March 14, 1998.


Summary of the Federal Income Tax Consequences of the Restricted
Stock Plan

      The following summary is a general guide as to the United States federal income tax consequences under current law with
respect   to participation in the Restricted Stock Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     A Participant will recognize ordinary income on the Determination Date (as described below) in an amount equal to the fair market value on the Determination Date of the stock acquired under the Restricted Stock Plan. Generally, such ordinary income is subject to withholding of income and employment taxes. The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the Participant, subject to the limit on the deductibility of compensation paid to certain executives imposed under Section 162(m) of the Code.

      Under Section 162(m) of the Code, certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of this deduction limitation. Since the company's standard form of stock grant agreement does not make vesting of these grants contingent upon the achievement of an objective performance goal, compensation received from grants made under the Restricted Stock Plan will not be treated as
"performance-based  compensation"  and,  therefore,  will   be
included for purposes of calculating the $1 million deduction limit.

      The Determination Date for a Participant's Plan Shares is the date those Plan Shares vest or, if applicable, the later date when they are no longer subject to a substantial risk of forfeiture pursuant to

Section  16(b) of the Exchange Act or a violation of the company's
trading window  policy.   However, the Participant may elect pursuant
to   Section 83(b)  of the  Code to have the determination date be the  date the Plan Shares are transferred to the Participant by filing an election
(a "Section 83(b) Election") with the Internal Revenue Service not later than 30 days after the date of such transfer.

     In general, any gain or loss recognized by the Participant on the sale or exchange of the Plan Shares should be capital gain or loss. Such gain or loss will be long-term if the Participant holds the Plan Shares for more than twelve months after the Determination Date and short-term if the Participant holds the Plan Shares for twelve months or less after the Determination
Date.   The Participant's basis in the  Plan  Shares  should
generally be the fair market value of such Plan Shares on the
Determination Date.   There  are no federal income tax consequences
to the company as a result of a sale or exchange of the Plan Shares by the Participant.

Pro Forma Benefits Under the Restricted Stock Plan

      The stock awards to be made under the Restricted Stock Plan for the remainder of fiscal 1996 and future years are not
determinable  now.   The following  table shows the grants made to
the indicated executive  officers and groups for fiscal 1996, as of
April 5, 1996, under the Restricted Stock Plan.   The majority of
restricted stock awards granted by the Compensation Committee in any fiscal year is in March. Any awards made under this plan during the remainder of the fiscal year will be to new hires or due to promotions. Non-employee directors are not eligible to participate in the company's Restricted Stock Plan.

                               1988 RESTRICTED STOCK PLAN
                                                                                 DOLLAR         NUMBER
NAME & POSITION                                                                  VALUE(F1)         OF
                                                                                               SHARES

Norman A. Ferber -- Chairman & Chief Executive Officer                              $0            0

Melvin A. Wilmore -- President & Chief Operating Officer                         $432,000      16,000

Michael Balmuth -- Executive Vice President, Merchandising                       $540,000      20,000

Barbara Levy -- Senior Vice President & General Merchandising Manager            $445,500      16,500

Barry S. Gluck -- Senior Vice President & General Merchandising Manager          $486,000      18,000

Executive Officers as a group (13 persons, including the above)                $2,632,500      97,500

Eligible employees as a group (119 persons, excluding executive officers)      $2,727,000     101,000

<F1>    Based  on  the  fair  market  value of the  company's  common  stock  on
        April 4, 1996, the last trading day of the fiscal month ($27.00).

                                PROPOSAL 3
                 1991 OUTSIDE DIRECTORS STOCK OPTION PLAN
          APPROVAL OF AN AMENDMENT TO INCREASE THE SHARE RESERVE
                             BY 50,000 SHARES


Background

      The  Board  of  Directors believes that the availability  of  an adequate number  of  shares  in  the share reserve for the company's
Directors Plan is an important factor in attracting and retaining experienced and qualified persons to serve on the company's Board of
Directors.   The  Board of Directors   also  believes  that  the  Directors
Plan works to align the financial interests of the Board members with those of the company's stockholders. Therefore, subject to stockholder approval, the Board has amended the Directors Plan to increase the number of shares reserved for issuance under the Directors Plan by 50,000 shares.


Vote Required

      The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal. Abstentions will be counted as present in determining if a quorum is present and will be counted as if voted against this proposal. Broker non-votes will be counted as present in determining if a quorum is present but will have no effect on this proposal.



 The Board of Directors unanimously recommends that the stockholders vote
    FOR approval of this proposal to increase the share reserve for the
                              Directors Plan.



Summary of the Directors Plan

       The  following  summary  of  the  Directors  Plan  is  qualified
in  its entirety   by  the  specific  language  of  the  Directors  Plan,
as   amended. Copies  of  the  Directors  Plan are available to any stockholder upon request addressed to Investor Relations, Ross Stores, Inc., 8333 Central Avenue, Newark, California 94560.

      Only  directors  of the company who are not employees of  the
company  or any   parent  and/or  subsidiary  corporations  (the  "Outside
Directors") are eligible to participate in the Directors Plan. The Directors Plan by its terms provides for the following schedule of grants to be made automatically. Each  existing Outside Director has received, and upon initial election to the Board of Directors each new Outside Director will receive, a onetime grant of an option to purchase 5,000 shares
of  common stock  (an  "Initial  Option").   Each existing  Outside
Director  received  in 1991  a  one-time  grant of an option to purchase
1,000 shares of  common  stock for  each  full  year of past services as
an Outside Director (a  "Past  Service Option").   In  addition, each
Outside Director is to be granted  an  option  to purchase  1,000  shares of common stock after completion of each  full  year  of
future  service  as  an  Outside Director after the  Initial  Option grant
(an "Annual  Option").   The  exercise  price  of  any  option  granted  under
the Directors  Plan  may  not  be less than 100% of the fair  market  value of the common stock of the company on the date of grant as determined by the closing price of the company's common stock reported on the Nasdaq
National Market.   As  of  April  4,  1996, such closing  price  was  $27.00
per share. Shares   subject  to    an  option  granted  under  the  Directors
Plan may be purchased for cash, by check or cash equivalent, or by assignment assisgnment of the proceeds of a sale of some or all of the shares being acquired upon exercise of an option.

      Subject to approval by the stockholders, the Board has amended the Directors Plan to increase the aggregate number of shares issuable under the Directors Plan by 50,000 shares (subject to adjustment in the
event  of stock dividends, stock splits, reverse   stock   splits,
combinations, reclassifications,   or   like  changes  in  the  capital
structure   of the company).   As  of  April  10,  1996, excluding the  proposed
increase, 19,000 shares remained available for future stock option grants and options to purchase 86,000 shares were outstanding.

      Under  the  Directors  Plan,  options are  first  exercisabl six months
after the date    of  grant  (the  "Initial  Exercise  Date"),and,  unless
otherwise specified by the Board of Directors, one-sixth of each Initial Option and each Annual Option vests upon the Initial Exercise Date, with the balance of such grants vesting and becoming exercisable monthly  in equal  amounts  over a two and one-half year period from the
Initial  Exercise Date.   Each  Past  Service  Option was fully vested upon  the
date of grant. No option will be exercisable after the expiration of 10 years after the date such option is granted. During the lifetime of an optionee, an option may be exercised only by the optionee. An option may not be transferred or assigned, except by will or by the laws of descent and distribution.

      Generally, if an optionee ceases to be a director of the company for any reason, except death or disability, the optionee may exercise his or her option (to the extent unexercised and exercisable on the date of termination) within three months after the date of termination of service as a director, but in any event not later than the expiration of the option term. If an optionee ceases to be a director of the company due to death or disability, the optionee (or his or her legal representative) may generally exercise the option (to the extent unexercised and exercisable on the date of such death or disability) within twelve months after the date of termination of service as a director, but in any event not later than the expiration of the option term. Any options which are not exercisable on the date of termination, or which are not exercised within the allotted time after the date of termination, are returned to the share reserve. The period for exercise of an option upon termination of service as a director is extended under certain circumstances if exercise of the option would be a violation of applicable federal or state securities law.

       In   the   event   of  a  transfer  of  control  of  the company,   any
unexercisable  portion of an option shall be immediately  exercisable  as
of  a date     prior  to     the  transfer  of  control.   The  Board  of
Directors  may terminate  or  amend  the  Directors Plan at any  time.
However, without  the approval   of  the  company's  stockholders,  no
amendment may increase the number of shares subject to the Directors Plan, materially change the class of persons eligible to receive options thereunder, or materially change  the amount,  timing  or exercise  price formula applicable  to  grants  of options
under   the   Directors   Plan.   No  amendment   may   adversely   affect any
outstanding option without the consent of the optionee.

Summary of the Federal Tax Consequences of the Directors Plan

      The  following  summary  is  a  general guide  as  to  the  United States
federal   income   tax   consequences  under  current  law  with   respect to
participation in the Directors Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

      The  Directors  Plan  allows  only grants of nonqualified  stock options. Nonqualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of
such an  option.   Upon  exercise  of  a  nonqualified  stock  option,
the optionee normally recognizes ordinary income in the amount of the difference between the option price and the fair market value of the stock
on the Determination  Date.   The Determination Date is the date on  which
the option is exercised unless the shares are not vested and/or the sale of the shares at a profit would subject the optionee to suit under Section
16(b)  of  the Exchange  Act,  in  which case the determination date is the later of (i) the date on which the shares vest, or (ii) the date the sale of the shares at a profit would no longer subject the optionee to suit under
Section  16(b)  of the  Exchange  Act.     Section 16(b) of the Exchange
Act is  applicable only to executive  officers, directors and beneficial owners
of more  than  10% of  the common  stock  of  the  company.   Upon  the  sale
of  stock  acquired  by  the exercise  of  a  nonqualified   stock option,
any gain  or  loss,  based on  the difference between the sale price and fair market value on the date of
recognition  of  income, will be taxed as a capital gain  or  loss.   A
capital gain  or  loss  will  be  long-term if the optionee has  held  the
shares  more than       twelve  months  from  the  Determination  Date.
The  company  generally should  be  entitled  to  a  deduction equal to the amount  of  ordinary income recognized  by  the optionee  as a result of the exercise  of  an nonqualified stock
option.    The deduction limitations  of  Section     162(m)   are  not
applicable to the Directors Plan since it applies only to compensation of certain employees of the company and only directors who are not employees of the company are eligible to participate in the Directors Plan.

Pro Forma Benefits Under the Directors Plan

      Stock options to be granted under the Directors Plan for future years are not determinable now. The following table shows the stock option grants made to the outside directors for fiscal 1996, as of March 18, 1996, under the Directors Plan. In addition, on March 20, 1996,
Maynard Jenkins became a new director of the company and was automatically granted an Initial Option under the Directors Plan. Employees of the company are not eligible to participate in the Directors Plan.

       1991 OUTSIDE DIRECTORS STOCK OPTION PLAN
                                           NUMBER
                          DOLLAR             OF
  OUTSIDE DIRECTORS       VALUE <F1>       SHARES

Stuart G. Moldaw             $0            1,000

Maynard Jenkins              $0            5,000

George P. Orban              $0            1,000

Philip Schlein               $0            1,000

Donald H. Seiler             $0            1,000

Donna L. Weaver              $0            1,000




[FN]
<F1> Based  on  the  difference between the exercise price of  the options ($27.25  for the Annual Options and $27.0625 for Mr.
     Jenkins' Initial Option) and the fair market value of the company's common stock on April 4, 1996, the last trading day of the fiscal month, ($27.00). All options are granted with an exercise price equal to the fair market value as determined by the closing price of the company's common stock on the date of grant as reported on the Nasdaq
     National Market.
[/FN]

                             PROPOSAL 4

               APPROVAL OF INCENTIVE COMPENSATION PLAN

Background

      The stockholders are being asked to approve the company's Incentive Compensation Plan ("Incentive Plan"). The Incentive Plan is designed to provide members of the company's management and certain key employees with financial incentives to meet or exceed pre-determined financial goals of the company. Exceeding the profit performance goal results in a larger incentive award for each participant and failure to achieve the profit performance goal will eliminate, or substantially reduce, the incentive award.

      Compensation paid under the Incentive Plan is intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. Under Section 162(m), the federal income tax deductibility of compensation paid to the company's chief executive officer and to each of its next four most highly compensated executive officers may be limited to the extent that it exceeds $1 million in any one year. However, the company can continue to deduct compensation in excess of that amount if the compensation qualifies as "performancebased compensation."

      In order that the company might continue to provide incentive compensation to its executive officers, and continue to receive a federal income tax deduction for the payment of such compensation, the company's Board of Directors has amended the Incentive Plan in order to comply with Section 162(m). The plan is now being submitted to stockholders for their approval.

Vote Required

      The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal. Abstentions will be counted as present in determining if a quorum is present and will be counted as if voted against this proposal. Broker non-votes will be counted as present in determining if a quorum is present but will have no effect on this proposal.



 The Board of Directors unanimously recommends that the stockholders vote FOR approval of the Incentive Compensation Plan.



Summary of the Incentive Plan

      The following summary of the Incentive Plan is qualified in its entirety by the specific language of the Incentive Plan. Copies of the Incentive Plan are available to any stockholder upon request addressed to Investor Relations, Ross Stores, Inc.,
8333  Central  Avenue,  Newark, California 94560.

      Eligible participants of the Incentive Plan are the officers of the company and those employees designated as District
Managers, Directors, Buyers, Counselors and other employees designated by the Compensation Committee.

      The Compensation Committee establishes a profit performance goal for each fiscal year and a threshold for incentive award payments set at a percentage of the profit performance goal, below which no incentive award is payable, except to those participants, other than Executive Officers, whose performance is rated as "exceptional" during the fiscal year. In the event the threshold for incentive award payments is not achieved, but the company is profitable, those participants (excluding Executive Officers) who receive an "exceptional" rating will be paid the amount of incentive award that would otherwise have been payable had 100% of the profit performance goal been achieved. Target awards will be expressed as a percentage of the participant's base salary.

      The  profit  performance  goal is established  to  reflect
operating performance.   For  purposes  of the Incentive Plan,
"profit"  shall  mean adjusted  pretax  earnings, prior to the
payment of the  incentive  awards, excluding,   however,
extraordinary  items.   Extraordinary  items   are
significant unanticipated and/or non-recurring items that would impact the year's pretax earnings either positively or negatively. The individual bonus targets and the profit performance goal shall be adopted by the Compensation Committee in its sole discretion with respect to each performance period no later than the latest time permitted by Section 162(m) of the Code.

      In setting the target awards and performance goals for a fiscal year, the Committee will establish threshold (or minimum), target and maximum award payment levels which apply depending upon the participant's position and the actual level of performance achieved. The payout levels for differing positions and performance results will be established by the Committee for each fiscal year, with payouts which increase or decrease as performance increases or decreases, depending upon the extent to which the pre-determined goals for a fiscal year are achieved or exceeded. After the end of each fiscal year, and prior to any payment being made under the Incentive Plan, the Compensation Committee must certify in writing the extent to which the performance goals were achieved or exceeded.

      Under the Incentive Plan, all awards are to be paid in cash. Additionally, participants who are not Executive Officers may have their incentive award amounts increased or decreased from the amount otherwise payable, based on their individual job performance
for the  year  and  the nature  of  their  position.   The
Compensation Committee shall have no discretion or authority to increase the amount of an incentive award paid to an Executive Officer in excess of the amount determined under the incentive award formula applicable to such participant. In addition, under no circumstances may the maximum award payable to any participant under the Incentive Plan for any fiscal year exceed 200% of the Chief
Executive Officer's salary at the time the Incentive Plan is approved by the company's stockholders. If a participant's employment with the company is terminated, unless by death or disability, prior to the end of a fiscal year, the participant
will not be eligible for an award for  that  fiscal year.   If  a
participant's employment terminates prior to the end of the fiscal year due to death or disability, then the company will pay a prorata portion of the incentive award that the participant would have otherwise received for such fiscal year.

      The Compensation Committee may amend the Incentive Plan at any time; however, in doing so, the requirements of Section 162(m) must be met in order that awards made to the participants thereunder remain eligible as deductible expense to the company for federal tax purposes.

Pro Forma Benefits Under Incentive Plan

      The awards to be paid under the Incentive Plan for future years are not determinable now. The following table shows the awards paid under the Incentive Plan in March 1996 for the company's 1995 fiscal year. Nonemployee directors are not eligible to participate in the company's Incentive Plan.

                 INCENTIVE COMPENSATION PLAN
                                                                            DOLLAR     NUMBER OF
           NAME & POSITION                                                  VALUE      SHARES <F1>

 Norman A. Ferber -- Chairman & Chief Executive Officer                    $546,000       N/A

 Melvin A. Wilmore -- President & Chief Operating Officer                  $489,000       N/A

 Michael Balmuth -- Executive Vice President, Merchandising                $404,100       N/A

 Barbara Levy -- Senior Vice President & General Merchandising Manager     $191,400       N/A

 Barry S. Gluck -- Senior Vice President & General Merchandising           $191,400       N/A
                   Manager

 Executive Officers as a group (13 persons, including the above)          $3,045,192      N/A

 Eligible employees as a group                                            $5,308,055      N/A
  (171 persons, excluding executive officers) <F2>


<F1>    There  is  no  equity component to the company's Incentive  Compensation
        Plan.

<F2>    As  described previously, not all employees are eligible to  participate in the company's Incentive Compensation Plan.

                                   PROPOSAL 5

     RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The Board of Directors, upon the recommendation of the company's Audit Committee, has appointed Deloitte & Touche LLP as the independent certified public accountants for the company for the fiscal year ending February 1, 1997. Deloitte & Touche LLP, or its predecessor Touche Ross & Co., has acted in such capacity since 1982. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Vote Required

     The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting is required for approval of this proposal. Abstentions and broker non-votes each will be counted as present in determining if a quorum is present, but will not be counted as having been voted on this proposal.



 The Board of Directors unanimously recommends that the stockholders vote
 FOR approval of the ratification of the appointment of Deloitte & Touche LLP as the company's independent certified public accountants for the fiscal year ending February 1, 1997.



                         PROXY SOLICITATION

The cost of solicitation of Proxies will be borne by the company. The company has retained Georgeson & Co. to assist in soliciting proxies by mail, telephone and personal interview for a fee of $10,000 plus expenses. Management may use the services of its directors, officers and others to solicit Proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons, and the company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.



                    TRANSACTION OF OTHER BUSINESS

      At the date of this Proxy Statement, the only business which management intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote the Proxy on such matters in accordance with their best judgment.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                       AT NEXT ANNUAL MEETING

      Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the company (1) must be received by the company at its offices at 8333 Central Avenue, Newark, California 94560 no later than December 26, 1996 and (2) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the company's Proxy Statement for that meeting.


                                   By Order of the Board of Directors,
                                   Kathleen B. Loughnot
                                   Assistant Secretary

Dated:  April 24, 1996

Front:
PROXY
ROSS STORES, INC.

The undersigned hereby appoints Norman A. Ferber and Melvin A. Wilmore, and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ross Stores, Inc., to be held on May 30, 1996 at 11:00 a.m. PDT, at the company's corporate offices, 8333 Central Avenue, Newark, California, and at any continuation or adjournment thereof, with all powers which the undersigned might have if personally present at the meeting.

WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR SUCH NOMINEES
AND  PROPOSALS  AND   WITH DISCRETIONARY AUTHORITY UPON SUCH
OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The  undersigned  hereby acknowledges receipt of:   (a)  Notice
of Annual Meeting of Stockholders dated April 24, 1996; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the fiscal year ended February 3, 1996 and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Assistant Secretary of the Corporation, gives notice of such revocation.

PLEASE  COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT
PROMPTLY  IN  THE ENCLOSED ENVELOPE.

ADDRESS CHANGE

See Reverse Side
Back:

Common         X  Please mark your votes as indicated in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

PROPOSAL 1.       Election for a three-year term of three Class I Directors
                  proposed in the accompanying Proxy Statement.

                  Stuart G. Moldaw    George P. Orban     Donald H. Seiler

                  FOR all nominees listed (except as marked to the contrary)

                  WITHHOLD AUTHORITY to vote for all nominees listed.

INSTRUCTION:      To  withhold authority to vote for any individual
                  nominee write that nominee's name in the space provided below.

PROPOSAL 2.       To  approve an amendment to the 1988 Restricted
                  Stock Plan to increase the share reserve by 1,000,000 shares.

                  FOR  AGAINST   ABSTAIN

PROPOSAL 3.       To  approve  an  amendment to the 1991 Outside
                  Directors Stock Option Plan to increase the share reserve by 50,000 shares.

                  FOR  AGAINST   ABSTAIN

PROPOSAL 4.       To approve the Incentive Compensation Plan.

                  FOR  AGAINST   ABSTAIN

PROPOSAL 5.       To  ratify  the  appointment of Deloitte & Touche
                  LLP as the company's independent certified public accountants for the fiscal year ending February 1, 1997.

                  FOR   AGAINST  ABSTAIN

PROPOSAL 6.       To transact such other business as may properly come  before
                  the   annual  meeting  or  any  adjournments  or
                  postponements thereof.

Dated:           (Be sure to date Proxy)                 , 1996
                 Authorized Signature
                 Printed Name

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be signed by the President or Vice President or the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full titles.

YOUR VOTE IS IMPORTANT TO THE COMPANY

                   THIRD AMENDED AND RESTATED
                       ROSS STORES, INC.
                   1988 RESTRICTED STOCK PLAN
                  (As Amended March 19, 1996)


     1. Purpose. The Ross Stores, Inc. 1988 Restricted Stock Plan (the "Initial Plan") was adopted on March 14, 1988. On March 17, 1989, the Initial Plan was amended and restated in its entirety (the "First Plan"). On March 18, 1991, the First Plan was amended and restated in its entirety (the "Second Plan"). The Second Plan is hereby amended and restated in its entirety (the "Plan"), effective March 16, 1992. The Plan is established to create additional incentive for key employees of Ross Stores, Inc. and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of whom along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group") to promote the financial success and progress of the Participating Company Group. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if it has been appointed. All questions of interpretation of the Plan or of the provisions of the grant of shares under the Plan shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     3. Eligibility. All employees (including officers) of a Participating Company are eligible to participate in the Plan. The Board shall, in the Board's sole discretion, determine which individuals shall have the right to acquire shares under the Plan (the "Participants").

    4. Share Reserve. There shall be a share reserve of 3,650,000 shares of the common stock of the Company (the "Stock"). Such share reserve shall be reduced by the number of shares of Stock granted under the Plan. (In the event that any shares granted pursuant to the Plan are reacquired under the terms of the Plan by a Participating Company, the shares so reacquired shall be returned to the share reserve.) Appropriate adjustments shall be made in the number and class of shares of Stock in such share reserve in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company.

     5. Compliance with Securities Laws. Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary to the lawful issuance of any Stock hereunder shall relieve the Company of any liability in respect of the nonissuance of such Stock as to which such requisite authority shall not have been obtained.

     6. Stock Grant. After the Board has granted a Participant shares of Stock under the Plan, the Company shall advise such Participant in writing of the terms, conditions and restrictions of the grant, including the number of shares of Stock which the Participant has been granted. The number of shares of Stock which a Participant may receive under the Plan shall be determined by the Board in its sole discretion. Subject to the provisions of paragraph 7 hereof, the grant shall be made in the form attached hereto as Exhibit A ("Stock Grant Agreement").
Notwithstanding any other provision of the Plan to the contrary, the Board may not require a Participant to make any monetary payment as a condition of receiving a grant under the Plan. Therefore, for purposes of Rule 16b-3(a)(1), the "price at which securities may be offered" shall be zero (0) dollars.
     7. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of the standard form of Stock Grant Agreement set forth as Exhibit A either in connection with a single grant or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended stock grant agreements shall be in accordance with the terms of the Plan.

     8. Provision of Information. Each Participant who receives a grant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders so long as the Participant retains ownership of such shares.

     9. Term. Unless otherwise terminated, the Plan shall continue until March 14, 1998.

    10. Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. In any event, no amendment may adversely affect any outstanding grant without the consent of the Participant. A grant shall be considered as outstanding as of the effective date of such grant as determined by the Board.

    11. Continuation of Initial Plan, First Plan and Second Plan. Notwithstanding any other provision of the Plan to the contrary, the terms of the Initial Plan, the First Plan and the Second Plan shall remain in effect and apply to grants made pursuant to the terms of the Initial Plan, the First Plan and the Second Plan.

                       ROSS STORES, INC.
            1991 OUTSIDE DIRECTORS STOCK OPTION PLAN
                  (As Amended March 19, 1996)


     1. Purpose. The Ross Stores, Inc. 1991 Outside Directors Stock Option Plan (the "Plan") is established effective as of March
18, 1991 (the "Effective Date") to create additional incentive for the non-employee directors of Ross Stores, Inc. and any successor corporation thereto (collectively referred to as the "Company"), to promote the financial success and progress of the Company.

     2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     3. Eligibility and Type of Option. Options may be granted only to directors of the Company who are not employees of the Company or any parent and/or subsidiary corporations of the Company.
Options granted to eligible directors of the Company ("Outside
Directors") shall be nonqualified stock options; that is, options which are not treated as having been granted under section 422 of the Internal Revenue Code of 1986, as amended
(the "Code"). For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections
424(e) and 424(f) of the Code.

     4. Shares Subject to Option. Options shall be options for the purchase of the authorized but unissued common stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 7 below. The maximum number of shares of Stock which may be issued under the Plan shall be one hundred seventy-five thousand (175,000) shares. In the event that any outstanding
Option for any reason expires or is terminated or cancelled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subjected to an Option grant.

     5. Terms, Conditions and Form of Options. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in substantially the form attached hereto as Exhibit A for grants made pursuant to paragraphs (a)(i) or (a)(iii) below, in substantially the form attached hereto as Exhibit B for grants made pursuant to paragraph (a)(ii) below, or in substantially the form attached hereto as Exhibit C for grants made pursuant to paragraph (a)(iv) below, and incorporated herein by reference (the "Option Agreements"). Options shall comply with and be subject to the following terms and conditions:

          (a)  Automatic Grant of Options.  Subject to
execution by each Outside Director of the appropriate Option
Agreement:

               (i)  On the Effective Date, each present Outside
Director shall be granted an Option to purchase five thousand
(5,000) shares of Stock.

               (ii) Furthermore, on the Effective Date, each present Outside Director shall be granted an additional option to purchase that number of shares of Stock equal to one thousand (1,000) multiplied by the number of such Outside Director's full years of past service as a nonemployee director ending on the Effective Date. The preceding sentence shall not apply to Outside Directors elected after the Effective Date.

               (iii)     After the Effective Date, each new
Outside Director shall be granted an Option to purchase five thousand (5,000) shares of Stock upon the date such Outside
Director is first elected to serve on the Board.

               (iv) Each Outside Director shall be granted an additional Option to purchase one thousand (1,000) shares of Stock upon each Anniversary Date of such Outside Director.

               (v) The Anniversary Date of an Outside Director who was first elected to the Board prior to the Effective Date shall be March 18, commencing with March 18, 1992. The Anniversary Date of an Outside Director who is first elected to the Board on or after the Effective Date shall be the date which is twelve (12) months after such election and successive anniversaries thereof.

               (vi) Notwithstanding any other provision of the Plan, no Option shall be granted to any individual who is no longer serving as an Outside Director of the Company on an Anniversary Date which would otherwise be a date of grant.

          (b) Option Exercise Price. The option exercise price per share of Stock for an Option shall be the fair market value of the common stock of the Company, as determined by the closing price of a share of such common stock on the National Association of Securities Dealers Automated Quotations system (the "NASDAQ System") or other national securities exchange on which the shares of such common stock are then trading, on the date of the granting of the Option. If the date of the granting of the Option does not fall on a day on which the common stock of the Company is trading on the NASDAQ System or other national securities exchange, the date on which the option exercise price per share shall be established shall be the last day on which the common stock of the Company was so traded prior to the date of the granting of the Option. Notwithstanding the foregoing, an Option may be granted with an option exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

          (c) Exercise Period of Options. Any Option granted pursuant to the Plan shall be exercisable for a term of ten
(10) years.

          (d) Payment of Option Price. Payment of the option exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, or
(ii) by the assignment in a form acceptable to the Company of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

          (e) Stockholder Approval. Any Option granted pursuant to the Plan shall be subject to obtaining stockholder approval of the Plan at the first annual meeting of stockholders after the Effective Date. Notwithstanding the foregoing, stockholder approval shall not be necessary in order to grant any Option granted on the Effective Date; provided, however, that the exercise of any such Option shall be subject to obtaining stockholder approval of the Plan.

     6. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of the Option Agreements set forth as Exhibit A, Exhibit B, and Exhibit C, respectively, either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan.
Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by the Optionee on exercise of an Option in the event such Optionee's service as a director of the Company is terminated for any reason.

     7. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock which may be issued under the Plan and to any outstanding Options and in the option exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company. No adjustment shall be made pursuant to this paragraph to the number of shares of Stock subject to the automatic grant of an Option pursuant to paragraph 5(a) above.

     8. Ownership Change and Transfer of Control. An "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

          (a) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company;

          (b)  a merger in which the Company is a party; or

          (c) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange or transfer to one or more corporations where the stockholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

     A "Transfer of Control" shall mean an Ownership Change in which the stockholders of the Company before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company.

     In the event of a Transfer of Control, any unexercisable portion of an outstanding Option shall be immediately exercisable and vested as of a date prior to the Transfer of Control. The exercise and vesting of any Option that is permissible solely by reason of this paragraph 8 shall be conditioned upon the consummation of the Transfer of Control. Any Options which are not exercised as of the date of the Transfer of Control shall terminate effective as of the date of the Transfer of Control.

     9. Options Non-Transferable. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

    10. Termination or Amendment of Plan. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that without the approval of the Company's stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 7 above), (b) no material change in the class of persons eligible to receive Options, and (c) no material change in the amount, timing or exercise price formula of automatic grants of Options pursuant to paragraph 5(a) above. In any event, no amendment may adversely affect any then outstanding Option, or any unexercised portion thereof, without the consent of the Optionee.

                             ROSS STORES, INC.
                 INCENTIVE COMPENSATION PLAN


The Incentive Compensation Plan (the "Plan") of Ross Stores, Inc., a Delaware corporation (the "company"), is authorized annually by the Compensation Committee of the company's Board of Directors which shall be comprised solely of directors who are "outside directors" as defined by
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

The Plan is based on a total compensation concept and is designed to allow members of management to share in the company's profits based on the attainment of pre-established, corporate profit performance and individual performance goals.

The Plan is designed so that if adjusted pretax earnings, prior to payment of Plan incentive awards, are equal to or exceed the profit performance goal, each participant in the Plan will be paid an incentive award equal to a preestablished percent of salary. Exceeding the profit performance goal results in a larger incentive award for each participant and failure to achieve the profit performance goal will eliminate, or substantially reduce, the incentive award. Additionally, Plan participants other than the Chief Executive Officer, President, Executive Vice Presidents and Senior Vice Presidents ("Executive Officers") may have their incentive award amounts increased or decreased based on individual, appraised job performance.

PARTICIPANTS

Participants shall be the Officers of the company and those employees designated as District Managers, Directors, Buyers, Counselors and other employees designated by the Compensation Committee.

PLAN DESIGN

At the beginning of each fiscal year, the Compensation Committee shall establish in writing a profit performance goal for such fiscal year and a threshold for incentive award payment set at a percentage of the profit performance goal, below which no incentive award is payable, except to those
eligible   participants,  other  than  Executive  Officers,
whose performance is rated as "exceptional" during the fiscal year. In the event the threshold for incentive award payment is not achieved, but the company is profitable, those participants who are not Executive Officers and who have received an appraisal rating of "exceptional" will be paid the amount of incentive award that would otherwise have been payable had 100% of the profit performance goal been achieved (the individual performance factor is not applicable in this event).

The incentive award payable upon meeting or exceeding the threshold level of achievement of the profit performance goal consists of preestablished percentages of base salary based on the organizational level of the participant and
the  actual profit performance of the  company.   At  the
beginning of each fiscal year, the Compensation

Committee  shall  establish in writing for each participant
organizational level, a formula setting forth the percentage of base salary payable as  an incentive award determined by the actual profit performance relative to the profit  performance
goal  for  the  fiscal  year  (the  "Incentive   Award
Formula").   Additionally, participants who are not Executive
Officers may have their incentive award amount increased or decreased from the amount otherwise payable, based on their individual job
performance for  the  year and   the   nature  of  their
position.   Notwithstanding  the  individual performance
factor,  the incentive award payable  is  a  function  of  the percentage  of  the  profit  performance  goal  actually
achieved,   which determines the percentage of the incentive
award which would otherwise have been payable at 100% of target.

The terms "salary" and/or "base salary" shall mean the employee's base salary in effect on the final day of
the  company's  fiscal   year. Notwithstanding  the above, all
awards shall be subject to  the  limit  set forth in "Maximum
Award Payable" below.

MAXIMUM AWARD PAYABLE

For any fiscal year, no Executive Officer of the company shall be paid an award in excess of 200% of the Chief Executive
Officer's salary at the time the Plan is approved by the company's stockholders.

PROFIT GOALS

At the beginning of each fiscal year, the Management Committee will submit to the Compensation Committee of the Board of Directors recommendations for the profit performance goal and the Incentive Award Formula for the fiscal year. The profit performance goal and Incentive Award Formula will then be reviewed, approved and established in writing by the Compensation Committee as described above. The establishment by the Compensation Committee of the profit performance goal and the Incentive Award Formula for the fiscal year shall be no later than the latest time permitted under Section 162(m)
of the  Code.   At  the  end  of the company's fiscal year,
the Compensation Committee will determine whether or not the company's profit performance goal has been met and will certify such determination in writing prior to payment of the incentive awards earned.

The   profit   performance  goal  is  established  to   reflect operating
performance. For purposes of the Plan, "profit" shall mean adjusted pretax earnings, prior to the payment of the incentive awards, excluding, however, extraordinary items.
Extraordinary items are significant unanticipated and/or non-recurring items that would impact the year's pretax earnings either positively or negatively.

Each participant in the Plan shall be advised of the profit performance goal for the coming fiscal year and the Incentive Award Formula that will determine for a participant at such participant's organizational level the incentive award that will be payable upon achieving or exceeding the threshold percentage of the profit performance goal.

ELIGIBILITY FOR PAYMENT OF INCENTIVE AWARD

Except as otherwise provided below, in order to be eligible for an incentive award, a participant must be an active, full-time employee of the company on the last day of the fiscal year for which the incentive award is earned.

New   Employees   and  Promotions.   New  employees  who become   eligible
participants after the beginning of the fiscal year will receive a prorata incentive award based on length of employment. An employee who is promoted into a position eligible for an incentive award (or subject to an Incentive
Award Formula for a higher organizational level) during the fiscal year will receive an incentive award prorated on the basis of the starting date in his or her new position. An employee who is promoted into a position as an Executive
Officer during the fiscal year will be eligible for an incentive award on a prorata basis and will not be eligible for an additional individual performance award.

Termination. Voluntary resignation prior to the end of a fiscal year will serve as a forfeiture of all incentive awards that the participant would have otherwise received. In the event of death prior to the last day of the applicable fiscal year, the company will pay to the estate of the participant a prorata portion of the incentive award that the participant would have otherwise received for such fiscal year.

An eligible participant involuntarily terminated for reasons other than cause prior to the last day of the applicable fiscal year, will be entitled to a prorata share of the incentive award that the participant would otherwise have received for such fiscal year. If employment is terminated for cause, including, but not limited to, dishonesty, violation of company policy or other actions harmful to the company, the Compensation Committee may at its discretion declare any incentive award forfeited.

Eligible employees, who terminate for any reason, other than for cause, after the end of the applicable fiscal year, will be entitled to full payment of any earned incentive award on the date fixed for payment.

The prorated portion of an incentive award paid in the event of death or involuntary termination will be determined on the basis of the period of employment during the applicable fiscal year prior to the date of death or termination, as the case may be. In no event will such prorated portion be paid unless achievement of the profit performance goal has been certified in writing by the Compensation Committee.

Disability. If a participant is disabled by an accident or illness and is disabled long enough to be placed on the company's long term disability plan, his or her incentive award for the fiscal year shall be prorated, so that no incentive award shall be earned during the period the participant remains on long term disability.

Nothing in the Plan shall confer upon the participant any right to continue in the employ of the company or interfere in any way with the right of the company to terminate the participant's employment at any time. The
Incentive Compensation Plan will not be
deemed to constitute a contract of employment with any participant, nor be deemed to be consideration for the employment of any Participant.

Payment.   Incentive awards shall be paid by check, as  soon
as  possible, after  the  fiscal year financial results are
available and achievement  of the   profit  performance  goal
has  been  certified  in  writing  by  the Compensation
Committee.

To receive payment an eligible participant, whose employment relationship with the company has terminated, must submit a written request for such payment to the Senior Vice President, Human Resources by February 15th of the following year (e.g., to receive an award for the 1996 fiscal year, a written request is due February 15, 1995). The notification must include the participant's current home address and telephone number.

Non-Transferability.   An incentive award shall  be  payable
only to the participant and may not be transferred in any manner other than by will or laws of descent and distribution. An award cannot be alienated by assignment or by any other means, and shall not be subject to any action taken by the participant's creditors.

Withholding. All appropriate taxes will be deducted and withheld from the award payments, as required by foreign, federal, state and/or local laws.

Any rights accruing to a participant or his or her beneficiary under the Plan shall be solely those of an unsecured general creditor of the company. Nothing contained in the Plan and no action taken pursuant to the provisions thereof will create or be construed to create a trust of any kind, or a pledge, or a fiduciary relationship between the company or the Compensation Committee and the participant, or his or her beneficiary, or any other person. Nothing herein will be construed to require the company or the Compensation Committee to maintain any fund or to segregate any amount for a participant's benefit.

PLAN AUTHORITY AND ADMINISTRATION

The Plan, as set forth in this document, represents the general guidelines the company presently intends to utilize to determine what incentive awards, if any, will be paid. If, however, at the sole discretion of the Compensation Committee, the company's best interest is served by applying different guidelines to certain individuals, or to individuals under special or unusual circumstances, it reserves the right to do so by notice to such individuals at any time, or from time to time. To the extent that such applications are contrary to any provisions of the Plan, the Plan will be deemed amended to such extent. Notwithstanding the foregoing, the Compensation Committee shall have no discretion or authority to increase the amount of an incentive award paid to an Executive Officer in excess of the amount determined under the Incentive Award Formula applicable to such participant.

The Compensation Committee shall have full power and authority to interpret and administer the Plan and shall be the sole arbiter of all matters of interpretation and application of the Plan and the Compensation Committee's determination shall be final.

STOCKHOLDER APPROVAL

The material terms of this Plan shall be submitted to the company's stockholders for approval in accordance with
Section 162(m) of the Code. The payment of awards under this Plan, for fiscal years beginning in 1996, is contingent upon the company obtaining such stockholder approval.

PLAN TERM

This Plan shall continue until terminated by the company's Board of Directors. The Board of Directors may at any time amend or terminate this Plan; provided, however, that if, and to the extent required to ensure the Plan's qualification under Section 162(m) of the Code as "performance-based compensation", any such amendment shall be subject to stockholder approval.